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                                                                    Exhibit 23.1










                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
PVF Capital Corp.:


We consent to the incorporation by reference in the Registration Statements No. 33-97450, No. 33-86116, No. 333-48446, and 333-14601 on Form S-8 of PVF Capital
Corp. of our report dated July 27, 2001, relating to the consolidated statements of operations, stockholders' equity, and cash flows of PVF Capital Corp. and subsidiaries for the year ended June 30, 2001, which report appears in the June 30, 2003 Annual Report on Form 10-K of PVF Capital Corp.



                                  /s/ KPMG LLP


Cleveland, Ohio
September 25, 2003